UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2015

KIWA BIO-TECH PRODUCTS GROUP CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-33167	77-0632186
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

310 N. Indian Hill Blvd., #702 Claremont, California
(Address of principal executive offices)

91711
(Zip code)

(626) 715-5855
(Registrant’s telephone number, including area code)

None.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

See Item 5.02 below, which is incorporated into this Item 1.01 by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of December 15, 2015, the Company appointed Ms. Yvonne Wang as the Company’s Chief Operating Officer.

On December 15, 2015, the Company entered into a three-year employment agreement with Ms. Wang. After the initial three-year term and assuming her employment agreement has not been terminated for cause, Ms. Wang may remain as a consultant to the Company. Ms. Wang’s annual salary is $84,000 and is subject to annual increase as determined by the Company’s Board of Directors. Ms. Wang is eligible, at the discretion of our Board of Directors, to receive an annual cash bonus based on performance. Ms. Wang is entitled to receive stock options or other equity incentive awards under the Company’s 2004 Stock Incentive Plan, as amended, as and when determined by the Board, and is entitled to receive perquisites and other fringe benefits that may be provided to, and is eligible to participate in any other bonus or incentive program established by the Company, for its executives. Ms. Wang is also entitled to participate in any of the Company’s employee benefit plans. Ms. Wang will be entitled to be reimbursed for all reasonable travel, entertainment and other expenses, including a $50,000 per year entertainment expense allowance, incurred or paid by her in connection with, or related to, the performance of his duties, responsibilities or services under his employment agreement, in accordance with policies and procedures, and subject to limitations, adopted by the Company from time to time.

The Company has the right to terminate Ms. Wang’s employment for cause, which term includes, among other things, the Company’s failure to meet certain Company net operating profit standards. Ms. Wang has the right to terminate her employment agreement for any reason upon three (3) months advance notice.

Other than with respect to the employment agreement between the Company and Ms. Wang, a copy of which is attached hereto as Exhibit 10.1, there are no arrangements or understandings between Ms. Wang and any other person pursuant to which Ms. Wang was appointed as an officer of the Company.

Yvonne Wang (37)

Ms. Wang became our Corporate Secretary in September 2005. From April 2003 to September 2005, served as an executive assistant and a manager of the Company’s U.S. office. Ms. Wang served as a consultant for Mid- America Seeds & Agri-Services in 2014. Ms. Wang holds a Bachelor of Science degree in business administration from the University of Phoenix. Ms. Wang is highly experienced in business operations, with broad management expertise and a knowledge and understanding of business issues relating to businesses in both US and China.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

10.1	Employment Agreement dated December 15, 2015 between Kiwa Bio-Tech Products Group Corporation and Ms. Yvonne Wang.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 15, 2015

KIWA BIO-TECH PRODUCTS GROUP CORPORATION

By:	/s/ Jimmy Ji Zhou
Jimmy Ji Zhou
Chief Executive Officer